Exhibit 28(j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 46 to the Registration Statement (Form N-1A, No. 33-40771) of Comstock Funds, Inc., and to the incorporation by reference therein of our report dated June 25, 2018 on Comstock Capital Value Fund, included in the 2018 annual reports to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

August 28, 2018